Exhibit 3.2

AMENDED AND RESTATED BYLAWS
OF
BERRY GLOBAL GROUP, INC.

(as amended and restated effective as of February 14, 2024)

Article I

OFFICES AND RECORDS SECTION

Section 1.1 Delaware Office. The registered office of Berry Global Group, Inc. (the “Corporation”) in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, in Wilmington, Delaware, 19808.

Section 1.2 Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors” or the “Board”) may designate or as the business of the Corporation may from time to time require.

Section 1.3 Books and Records. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

Article II

STOCKHOLDERS

Section 2.1 Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date and at such place and time as may be fixed by resolution of the Board of Directors. The Board of Directors may postpone, reschedule or cancel any annual meeting of the stockholders of the Corporation previously scheduled by the Board of Directors.

Section 2.2 Special Meetings.

(A) Subject to the rights of the holders of any series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation (“Preferred Stock”) with respect to such series of Preferred Stock, unless otherwise required by law or the Amended and Restated Certificate of Incorporation, as the same may be amended, restated or supplemented from time to time (the “Certificate of Incorporation”), special meetings of the stockholders for any purpose or purposes may be called only by (i) the Chair of the Board, (ii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the “Whole Board”), or (iii) the Secretary of the Corporation, following the Secretary’s receipt of one or more written demands to call a special meeting of the stockholders in accordance with, and subject to, this Article II, Section 2.2 of these Bylaws from stockholders who Own (as such term is defined below) on a “net long” basis as of the record date fixed in accordance with Article II, Section 2.2(D), in the aggregate, at least 15% (the “Requisite Percentage”) of the voting power of the outstanding shares of the Corporation (the “Requesting Group”). The notice of a special meeting shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice. Except in accordance with this Article II, Section 2.2, stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. Stockholders who nominate persons for election to the Board of Directors at a special meeting must also comply with the requirements set forth in Article II, Section 2.7 and Section 2.14 of these Bylaws, as applicable. For purposes of determining the Requisite Percentage, “net long” shall be determined with respect to each Requesting Person (as defined below) in accordance with the definition thereof set forth in Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”); provided that for purposes of such definition, (1) “the date that a tender offer is first publicly announced or otherwise made known by the bidder to the holders of the security to be acquired” shall be the date of the relevant demand to call such special meeting from a Requesting Person following the applicable Demand Record Date, (2) the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of the Corporation’s Common Stock on the New York Stock Exchange (or any successor thereto) on such date (or, if such date is not a trading day, the next succeeding trading day), (3) the “person whose securities are the subject of the offer” shall refer to the Corporation, and (4) a “subject security” shall refer to the outstanding Common Stock of the Corporation. Whether each Requesting Person has complied with the requirements of this Article II, Section 2.2 and related provisions of these Bylaws shall be determined in good faith by the Board of Directors, which determination shall be conclusive and binding on the Corporation and the stockholders.

(B) No stockholder may demand that the Secretary call a special meeting of the stockholders pursuant to Article II, Section 2.2(A) unless a stockholder has first submitted a request in writing that the Board of Directors fix a record date (a “Demand Record Date”) for the purpose of determining the stockholders entitled to demand that the Secretary call such special meeting, which request shall be in proper form and received by the Secretary of the Corporation at the principal executive offices of the Corporation.

(C) To be in proper form for purposes of this Article II, Section 2.2, a request by a stockholder for the Board of Directors to fix a Demand Record Date shall set forth:

(1) As to each Requesting Person (as defined below), the information called for by Section 2.7(A)(2)(a) of these Bylaws; provided, that any Requesting Person who is the stockholder of any shares of the Corporation that constitute part of the Requisite Percentage as of the Demand Record Date, but is not the stockholder of record of such shares, shall provide information to establish their ownership consistent with the requirements set forth in Rule 14a-8 of the Exchange Act;

(2) As to each item of business that the Requesting Person proposes to bring before the special meeting, the information called for by Section 2.7(A)(2)(b) of these Bylaws; provided, however, that the disclosures required by this subparagraph (2) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Requesting Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

(3) If directors are proposed to be elected at the special meeting, the information called for by Section 2.7(A)(2)(c) of these Bylaws for each person whom a Requesting Person expects to nominate for election as a director at the special meeting.

For purposes of this Article II, Section 2.2(C), the term “Requesting Person” (x) shall mean (i) the stockholder making the request to fix a Demand Record Date for the purpose of determining the stockholders entitled to demand that the Secretary call a special meeting, (ii) each member of the Requesting Group, (iii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, (iv) any affiliate of such stockholder or beneficial owner and (v) any other person with whom such stockholder or beneficial owner (or any of their respective affiliates) is acting in concert, and (y) shall exclude with respect to Section 2.2(C)(ii), (iii) and (iv), any stockholder that has provided such demand solely in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A (a “Solicited Stockholder”).

(D) Within ten days after receipt of a request to fix a Demand Record Date in proper form and otherwise in compliance with this Article II, Section 2.2 from any stockholder, the Board of Directors may adopt a resolution fixing a Demand Record Date for the purpose of determining the stockholders entitled to demand that the Secretary call a special meeting, which date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors. If no resolution fixing a Demand Record Date has been adopted by the Board of Directors within the ten day period after the date on which such a request to fix a Demand Record Date was received by the Secretary in proper form, the Demand Record Date in respect thereof shall be deemed to be the 20th day after the date on which such a request is received. Notwithstanding anything in this Article II, Section 2.2 to the contrary, no Demand Record Date shall be fixed if the Board of Directors determines that the demand or demands that would otherwise be submitted following such Demand Record Date could not comply with the requirements set forth in clauses (ii), (iv), (v), (vi) or (vii) of Article II, Section 2.2(F).

(E) Without qualification, a special meeting of the stockholders shall not be called pursuant Article II, Section 2.2(A) unless stockholders who hold the Requisite Percentage as of the Demand Record Date timely provide one or more demands to call such special meeting in writing and in proper form to the Secretary at the principal executive offices of the Corporation. To be timely, a stockholder’s demand to call a special meeting must be received at the principal executive offices of the Corporation not later than the 60th day following the Demand Record Date. To be in proper form for purposes of this Article II, Section 2.2, a demand to call a special meeting shall set forth (i) the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), if applicable, (iii) with respect to any stockholder or stockholders submitting a demand to call a special meeting the information required to be provided pursuant to this Article II, Section 2.2 of a Requesting Person (which shall exclude with respect to Section 2.2(C)(ii), (iii) and (iv), any Solicited Stockholder), and (iv) a representation that each Requesting Person intends to hold their shares of the Corporation that constitute part of the Requisite Percentage as of the Demand Record Date through the date of the special stockholder meeting. In determining whether a demand to call a special meeting has been requested by stockholders holding in the aggregate at least the Requisite Percentage, multiple timely demands to call a special meeting received by the Secretary of the Corporation will be considered together only if (i) each such demand identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board of Directors), and (ii) such demands to call a special meeting have been received by the Secretary of the Corporation within sixty (60) days of the earliest dated demand to call a special meeting (subject to the requirements of Section 2.2(F) below). A stockholder may revoke a demand to call a special meeting by written revocation received by the Secretary at any time prior to the special meeting. If any such revocation(s) are received by the Secretary after the Secretary’s receipt of written demands from the holders of the Requisite Percentage of stockholders, and as a result of such revocation(s), at any time there no longer are unrevoked demands from the Requisite Percentage of stockholders to call a special meeting, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.

(F) The Secretary shall not accept, and shall consider ineffective, a written demand from a stockholder to call a special meeting (i) that does not comply with this Article II, Section 2.2, (ii) that relates to an item of business to be transacted at such meeting that is not a proper subject for stockholder action under applicable law, (iii) that includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Demand Record Date, (iv) that relates to an item of business that is identical or substantially similar to an item of business (a “Similar Item”) for which a record date for notice of a stockholder meeting (other than the Demand Record Date) was previously fixed and such demand is delivered between the time beginning on the 61st day after such previous record date and ending on the one-year anniversary of such previous record date, (v) if the Board of Directors calls an annual or special meeting of stockholders (in lieu of calling the special meeting to which the written demand relates) in accordance with Article II, Section 2.2(G), (vi) that is delivered during the period commencing ninety (90) days prior to the first anniversary of the preceding year’s annual meeting of stockholders and ending on the date of the next annual meeting of stockholders or (vii) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of such demand to call a special meeting; it being understood that with respect to subsections (iv) and (vii), the election of directors at the preceding annual meeting of stockholders shall be deemed not to constitute a Similar Item in respect of a proposal to remove one or more directors or the entire Board of Directors at a stockholder requested special meeting.

(G) After receipt of demands in proper form and in accordance with this Article II, Section 2.2 from a stockholder or stockholders holding the Requisite Percentage, the Board of Directors shall duly call, and determine the place, date and time of, a special meeting of stockholders for the purpose or purposes and to conduct the business specified in the demands received by the Corporation. The record date for notice and voting for such a special meeting shall be fixed in accordance with these Bylaws. The Board of Directors shall provide written notice of such special meeting to the stockholders in accordance with Article II, Section 2.4. Notwithstanding anything in these Bylaws to the contrary, the Board of Directors may (i) submit its own proposal or proposals for consideration at such a special meeting or (ii) in lieu of calling the special meeting demanded by a stockholder or stockholders holding the Requisite Percentage, present a Similar Item for stockholder approval at any other meeting of stockholders that is held within 90 days after the date on which the Corporation receives written demands for a special meeting from a stockholder or stockholders holding the Requisite Percentage.

(H) In connection with a special meeting called in accordance with this Article II, Section 2.2(A)(iii), the stockholder or stockholders (except for any Solicited Stockholder) who requested that the Board of Directors fix a record date for notice and voting for the special meeting in accordance with this Article II, Section 2.2 or who delivered a demand to call a special meeting to the Secretary shall further update and supplement the information previously provided to the Corporation in connection with such request or demand, if necessary, so that the information provided or required to be provided in such request or demand pursuant to this Article II, Section 2.2 shall be true and correct as of the record date for notice of the special meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than eight business days after the record date for notice of the special meeting.

(I) Notwithstanding anything in these Bylaws to the contrary, the Secretary shall not be required to call a special meeting pursuant to this Article II, Section 2.2 except in accordance with this Article II, Section 2.2. If the Board of Directors shall determine that any request to fix a record date for notice and voting for the special meeting or demand to call and hold a special meeting was not properly made in accordance with this Article II, Section 2.2, or shall determine that the stockholder or stockholders requesting that the Board of Directors fix such record date or submitting a demand to call the special meeting have not otherwise complied with this Article II, Section 2.2, then the Board of Directors shall not be required to fix such record date or to call and hold the special meeting. In addition to the requirements of this Article II, Section 2.2, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a record date for notice and voting for the special meeting or demand to call a special meeting.

Section 2.3 Place of Meeting. The Board of Directors or the Chair of the Board, as the case may be, may designate the place of meeting for any annual meeting or for any special meeting of the stockholders called by the Board of Directors or the Chair of the Board. If no designation is so made, the place of meeting shall be the principal office of the Corporation.

Section 2.4 Notice of Meeting. Written or printed notice, stating the place, date and time of the meeting and the purpose or purposes for which the meeting is called, shall be delivered by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally, by electronic transmission in the manner provided in Section 232 of the General Corporation Law of the State of Delaware (except to the extent prohibited by Section 232(e) of the General Corporation Law of the State of Delaware) or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such stockholder’s address as it appears on the stock transfer books of the Corporation. If notice is given by electronic transmission, such notice shall be deemed to be given at the times provided in the General Corporation Law of the State of Delaware. Such further notice shall be given as may be required by law. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting or otherwise by or at the direction of the Board of Directors. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 6.4 of these Bylaws. Any previously scheduled meeting of the stockholders called by the Chair of the Board or the Board of Directors may be postponed or rescheduled, and (unless otherwise provided in the Certificate of Incorporation) any special meeting of the stockholders called by the Chair of the Board or the Board of Directors may be cancelled, by resolution of the Board of Directors. With respect to a meeting of stockholders for which the Corporation has made a public announcement of the date thereof, the Corporation may postpone or reschedule such meeting upon public notice given prior to the date previously scheduled for such meeting of stockholders.

Section 2.5 Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The Chair of the meeting, the Chief Executive Officer or a President may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.6 Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such manner prescribed by the General Corporation Law of the State of Delaware) by the stockholder, or by such stockholder’s duly authorized attorney in fact. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Section 2.7 Advance Notice of Stockholder Business and Nominations.

(A) Annual Meetings of Stockholders.

(1) At any annual meeting of the stockholders, only such nominations of persons for election to the Board of Directors and only other business shall be considered or conducted, as shall have been properly brought before the meeting. For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be: (a) pursuant to the Corporation’s notice of meeting or any supplement thereto given by or at the direction of the Board of Directors, (b) as otherwise properly brought before such meeting by or at the direction of the Board of Directors, (c) in case of an Access Nominee (as defined in Section 2.14 of these Bylaws), pursuant to Section 2.14 of these Bylaws or (d) by any stockholder of the Corporation who (i) was a stockholder of record at the time of giving of notice provided for in this Section 2.7 and through the time of the annual meeting, (ii) is entitled to vote at the meeting on the nomination or proposal and (iii) complies with the notice procedures set forth in this Section 2.7 as to such nomination or proposal. For the avoidance of doubt, clauses (c) and (d) shall be the exclusive means for a stockholder to make nominations or to propose any other business (other than a proposal included in the Corporation’s proxy materials pursuant to and in compliance with Rule 14a-8 under the Exchange Act), as applicable, at an annual meeting of stockholders.

(2) Without qualification or limitation, and in addition to other applicable requirements, for any director nominations (other than a nomination pursuant to Section 2.14 of this Article II) or any other business to be properly brought before an annual meeting by a stockholder pursuant to paragraph (A)(1)(d) of this Section 2.7, the stockholder must have given timely notice thereof in proper written form to the Secretary and such other business must otherwise be a proper matter for stockholder action. Whether each Noticing Party and Proposed Nominee (each as defined below) has complied with the requirements of this Article II, Section 2.7 and related provisions of these Bylaws shall be determined in good faith by the Board of Directors, which determination shall be conclusive and binding on the Corporation and its stockholders. To be timely, a stockholder’s notice shall be received by the Secretary at the principal executive offices of the Corporation not earlier than 5:00 p.m. local time (the “close of business”) on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting and, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the meeting is first made by the Corporation. In no event shall any adjournment, postponement or rescheduling of an annual meeting (or the public announcement thereof) commence a new time period for the giving of a Section 2.7 Notice as described above. In addition, to be timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment, rescheduling or postponement thereof, and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than the close of business eight (8) business days prior to the date for the meeting, any adjournment, rescheduling or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment, rescheduling or postponement thereof. Such update and supplement shall be made only to the extent that information has changed since Noticing Party’s prior submission and shall clearly identify the information that has changed since Noticing Party’s prior submission. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders. To be in proper written form, such Section 2.7 Notice (whether given pursuant to this paragraph (A)(2) or paragraph (B)) to the Secretary must:

(a) set forth, as to the stockholder of record giving the notice pursuant to Section 2.7(A) or Section 2.7(B) (a “Noticing Party”), as applicable, and each Stockholder Associated Person (defined below):

(i)	the name and address of such Noticing Party and each Stockholder Associated Person (including, as applicable, as they appear on the Corporation’s books and records);

(ii)	the class, series and number of shares of each class or series of capital stock of the Corporation that are, directly or indirectly, owned beneficially or of record by such Noticing Party or any Stockholder Associated Person, , specifying the type of ownership (including any rights to acquire beneficial ownership at any time in the future), the date or dates on which such securities were acquired and the investment intent of such acquisition;

(iii)	the name of each nominee holder for, and number of, any such shares owned beneficially but not of record by such Noticing Party or any Stockholder Associated Person and any pledge by such Noticing Party or any Stockholder Associated Person with respect to any of such securities;

(iv)	a complete and accurate description of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise, through the delivery of cash or other property, or otherwise, and without regard of whether the Noticing Party or any Stockholder Associated Person may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, and without regard to whether such agreement, arrangement or understanding is required to be reported on a Schedule 13D, 13F or 13G in accordance with the Exchange Act (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such Noticing Party or any Stockholder Associated Person;

(v)	any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such Noticing Party or any Stockholder Associated Person in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Corporation securities where such Noticing Party or such Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(vi)	a complete and accurate description of all agreements, arrangements or understandings, written or oral, (I) between or among such Noticing Party and any of the Stockholder Associated Persons or (II) between or among such Noticing Party or any Stockholder Associated Person and any other person or entity (naming each such person or entity), including, without limitation, (x) any proxy, contract, arrangement, understanding or relationship pursuant to which such Noticing Party or any Stockholder Associated Person, directly or indirectly, has a right to vote any security of the Corporation (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), (y) any understanding, written or oral, that such Noticing Party or any Stockholder Associated Person may have reached with any stockholder of the Corporation (including the name of such stockholder) with respect to how such stockholder will vote such stockholder’s shares in the Corporation at any meeting of the Corporation’s stockholders or take other action in support of any Proposed Nominee or other business, or other action to be taken, by such Noticing Party or any Stockholder Associated Person and (z) any other agreements that would be required to be disclosed by such Noticing Party, any Stockholder Associated Person or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D pursuant to Section 13 of the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable to such Noticing Party, such Stockholder Associated Person or such other person or entity);

(vii)	a complete and accurate description of any contract, arrangement, understanding, relationship or otherwise, written or oral, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Noticing Party or any Stockholder Associated Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or maintain, increase or decrease the voting power of, such Noticing Party or any Stockholder Associated Person with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any security of the Corporation (any of the foregoing, a “Short Interest”);

(viii)	any rights to dividends on the shares of the Corporation owned beneficially by such Noticing Party or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation;

(ix)	any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such Noticing Party or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, or is a manager, managing member or, directly or indirectly, beneficially owns an interest in a manager or managing member of such limited liability company or similar entity;

(x)	any performance-related fees (other than an asset-based fee) that such Noticing Party or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such Noticing Person’s or any Stockholder Associated Person’s immediate family sharing the same household;

(xi)	any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such Noticing Party or any Stockholder Associated Person;

(xii)	any direct or indirect interest of such Noticing Party or any Stockholder Associated Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

(xiii)	a description of any other material interest of such Noticing Party or any Stockholder Associated Person in the business proposed by such Noticing Party, if any, or the election of any Proposed Nominee;

(xiv)	a complete and accurate description of any pending or, to such Noticing Party’s knowledge, threatened legal proceeding in which such Noticing Party or any Stockholder Associated Person is a party or participant involving the Corporation or, to such Noticing Party’s knowledge, any current or former officer, director, affiliate or associate of the Corporation;

(xv)	a certification regarding whether such Noticing Party and each Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with such person’s acquisition of shares of capital stock or other securities of the Corporation and such person’s acts or omissions as a stockholder of the Corporation, if such person is or has been a stockholder of the Corporation;

(xvi)	all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such Noticing Party or any Stockholder Associated Person, or such Noticing Party’s or any Stockholder Associated Person’s associates, (regardless of whether such person or entity is actually required to file a Schedule 13D); and

(xvii)	any other information relating to such Noticing Party or any Stockholder Associated Person, if any, that (A) would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

provided, however, that the disclosures in the foregoing subclauses (i) through (xvii) shall not include any such disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Noticing Party solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

(b) set forth, as to any business other than a nomination of a director or directors that the Noticing Party proposes to bring before the meeting:

(i)	a reasonably brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such Noticing Party and any Stockholder Associated Person, if any, in such business;

(ii)	the text of the proposal or business (including the complete text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Corporation’s Charter or these Bylaws, the language of the proposed amendment); and

(iii)	all other information relating to such business that would be required to be disclosed in a proxy statement or other filing required to be made by such Noticing Party or any Stockholder Associated Person in connection with the solicitation of proxies in support of such proposed business by such Noticing Party or any Stockholder Associated Person pursuant to the Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) (collectively, the “Proxy Rules”);

(c) set forth, as to each person, if any, whom the Noticing Person proposes to nominate for election or reelection to the as a director (each, a “Proposed Nominee”), if any:

(i)	the name, age, business address and residence address of such Proposed Nominee;

(ii)	the principal occupation and employment of such Proposed Nominee;

(iii)	a description of any business or personal interests that could place such Proposed Nominee in a potential conflict of interest with the Corporation or any of its subsidiaries;

(iv)	all other information relating to such Proposed Nominee or such Proposed Nominee’s associates that would be required to be disclosed in a proxy statement, form of proxy or other filing required to be made by such Noticing Party or any Stockholder Associated Person in connection with solicitations of proxies for election of directors in a contested election pursuant to the Proxy Rules; and

(v)	a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings, written or oral. during the past three (3) years, and any other material relationships, between or among such Noticing Party and any Stockholder Associated Person, on the one hand, and each Proposed Nominee, and such Proposed Nominee’s respective affiliates and associates (each as defined below)therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if such Noticing Party and any Stockholder Associated Person were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant;

(d) with respect to each Proposed Nominee, include a completed and signed written questionnaire, representation and agreement required by Section 2.8 of these Bylaws;

(e) to the extent known by the Noticing Party, the name and address of any other stockholder (including beneficial owners) supporting the Proposed Nominee(s) or other proposals regarding business to be acted upon submitted by such Noticing Party and, to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s);

(f) a representation that such Noticing Party intends to appear in person or by proxy at the meeting to bring such business before the meeting or nominate any Proposed Nominees, as applicable, and an acknowledgment that, if such Noticing Party (or a Qualified Representative (as defined below) of such Noticing Party) does not appear to present such business or Proposed Nominees, as applicable, at such meeting, the Corporation need not present such business or Proposed Nominees for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation; and

(g) a representation from such Noticing Party as to whether such Noticing Party or any Stockholder Associated Person intends or is part of a group that intends (i) to deliver a proxy statement and/or form of proxy to a number of holders of the Corporation’s voting shares reasonably believed by such Noticing Party to be sufficient to approve or adopt the business to be proposed or elect the Proposed Nominees, as applicable, (ii) to solicit proxies in support of director nominees other than the Corporation’s nominees (as defined below) in accordance with Rule 14a-19 under the Exchange Act or (iii) to engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination or other business, as applicable, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation.

(3) In addition to the information required pursuant to the foregoing provisions of this Section 2.7, the Corporation may require any Noticing Party or its Proposed Nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such Proposed Nominee to serve as a director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Proposed Nominee, including without limitation, under (i) the listing standards of each securities exchange upon which the Corporation’s securities are listed, (ii) any applicable rules of the Securities and Exchange Commission, (iii) any publicly disclosed standards used by the Board of Directors in selecting nominees for election as a director and for determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board of Directors, or (iv) the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided by a Noticing Party within ten (10) days after it has been requested by the Corporation. In addition, the Board of Directors may require any Proposed Nominee to submit to interviews with the Board of Directors or any committee thereof, and such Proposed Nominee shall make himself or herself available for any such interviews within ten (10) days following the date of any request therefor from the Board of Directors or any committee thereof.

(4) Notwithstanding anything in this Section 2.7 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least thirty (30) days prior to the public announcement of the date of the annual meeting, a stockholder’s notice required by this Section 2.7 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors is first made by the Corporation.

(B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) given by or at the direction of the Board of Directors, (b) provided that the Corporation’s notice of meeting includes the election of one (1) or more directors to the Board of Directors, by any stockholder of the Corporation who (i) is a stockholder of record at the time of giving of notice provided for in this Section 2.7 through the time of the special meeting, (ii) is entitled to vote at the meeting on the election of directors, and (iii) complies with the notice procedures set forth in this Section 2.7 as to such nomination, or (c) pursuant to Section 2.2(A)(iii) of these Bylaws. The immediately preceding sentence shall be the exclusive means for a stockholder to make nominations (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before a special meeting of stockholders. In addition to other applicable requirements for nominations to be properly brought before a special meeting of stockholders by a Noticing Party pursuant to the foregoing Section 2.7(B)(ii), the stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, such notice shall set forth all of the information required under this Section 2.7 and shall be received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of (x) the 90th day prior to the special meeting and the 10th day following the day on which public announcement of a special meeting is first made by the Corporation. The adjournment, rescheduling or postponement of a special meeting (or the public announcement thereof) shall not commence a new time period or extension of the time for the giving of a stockholder’s notice as described above. To be in proper written form, such notice shall include all information required pursuant to Section 2.7(A)(2) of this Article II.

(C) General.

(1) Only such persons who are nominated by the Board of Directors, by a Noticing Party in accordance with the procedures set forth in Section 2.2 or this Section 2.7 or, solely with respect to an annual meeting, by an Eligible Stockholder in accordance with Section 2.14 of these Bylaws, as applicable, shall be eligible to serve as directors. The number of nominees a stockholder may nominate for election at a meeting may not exceed the number of directors to be elected at such meeting. Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in Section 2.2 or this Section 2.7 or by the Board of Directors. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Board of Directors or the Chair of the meeting shall, if the facts warrant, determine and declare that a nomination or any business proposed to be brought before the meeting was not made or proposed, as the case may be, in accordance with the procedures set forth in Section 2.2 or this Section 2.7, and if any proposed nomination or business is not in compliance with Section 2.2 or this Section 2.7, shall declare that such defective proposal or nomination shall be disregarded and no vote shall be taken with respect to such nomination or proposed business, in each case, notwithstanding that proxies in respect of such vote may have been received by the Corporation. Notwithstanding the foregoing provision of this Section 2.7, unless otherwise required by law, if the Noticing Party (or a Qualified Representative (defined below) of the Noticing Party) does not appear at the annual or special meeting of stockholders of the Corporation to make a nomination or present a proposal of other business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(2) For purposes of these Bylaws: (i) “affiliate” and “associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act; (ii) “beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act; (iii) “Corporation’s nominee(s)” shall mean any person(s) nominated by or at the direction of the Board of Directors; (iv) “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder; (v) a “Qualified Representative” of a Noticing Party means a a person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such Noticing Party as proxy at the meeting of stockholders and which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced by such Noticing Party at the meeting of stockholders; and (vi) “Stockholder Associated Person” shall mean, with respect to a Noticing Party, (I) any person directly or indirectly controlling, controlled by, under common control with such Noticing Party, (II) any member of the immediate family of such Noticing Party sharing the same household, (III) any person who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision at law)) with, or is otherwise known by such Noticing Party or other Stockholder Associated Person to be acting in concert with, such Noticing Party or any other Stockholder Associated Person with respect to the stock of the Corporation, (IV) any beneficial owner of shares of stock of the Corporation owned of record by such Noticing Party or any other Stockholder Associated Person (other than a stockholder that is a depositary), (V) any affiliate or associate of such Noticing Party or any other Stockholder Associated Person, (VI) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such Noticing Party or any other Stockholder Associated Person with respect to any proposed business or nominations, as applicable, and (VII) any Proposed Nominee For purposes of this Section 2.7 and Section 2.14 of these Bylaws.

(3) Without limiting the other provisions and requirements of this Section 2.7, unless otherwise required by law, if (i) any Noticing Party or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (ii) such Noticing Party or Stockholder Associated Person subsequently either (x) notifies the Corporation that such Noticing Party or Stockholder Associated Person no longer intends to solicit proxies in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14(a)(3) under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for the Proposed Nominees proposed by such Noticing Party. Upon request by the Corporation, if any Noticing Party or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such Noticing Party shall deliver to the Secretary, no later than five business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

(4) In addition to complying with the provisions of Section 2.2 or this Section 2.7, a stockholder shall also comply with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in Section 2.2 or this Section 2.7; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.2 or paragraph (A)(1)(d) or paragraph (B) of this Section 2.7. Nothing in Section 2.2 or this Section 2.7 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, (ii) stockholders to request inclusion of nominees in the Corporation’s proxy statement pursuant to the Proxy Rules, or (iii) of the holders of any series of Preferred Stock to elect directors if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws. Subject to Rule 14a-8 under the Exchange Act, nothing in these Bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.

Section 2.8 Submission of Questionnaire, Representation and Agreement. To be eligible to be a Proposed Nominee, a Proposed Nominee must complete and deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.2 or Section 2.7 of these Bylaws, as applicable, or, in case of an Access Nominee, as provided in Section 2.14 of these Bylaws) to the Secretary at the principal executive offices of the Corporation (i) a written questionnaire with respect to the background and qualification of such Proposed Nominee in the form required by the Corporation (which form of questionnaire such Noticing Party shall request in writing from the Secretary of the Corporation prior to submitting notice and which the Secretary shall provide to such Noticing Party within ten (10) days after receiving such request) and (ii) a written representation and agreement completed by such Proposed Nominee in the form required by the Corporation (which form such Noticing Party shall request in writing from the Secretary and which the Secretary shall provide to such Noticing Party within ten (10) days after receiving such request) that such Proposed Nominee: (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation; (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Corporation’s Charter, these Bylaws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation generally applicable to directors which other guidelines and policies will be provided to such Proposed Nominee within five (5) business days after the Secretary receives any written request therefor from such Proposed Nominee), and all applicable fiduciary duties under state law; (D) consents to being named as a nominee in the Corporation’s proxy statement and form of proxy for the meeting; (E) intends to serve a full term as a director of the Corporation, if elected; and (F) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and that do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

Section 2.9 Procedure for Election of Directors; Required Vote.

(A) Director Elections Generally. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances and except as provided in this Section 2.9, a majority of the votes cast at any meeting for the election of directors at which a quorum is present. A majority of votes cast means that the number of votes cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director. The following shall not be votes cast: (i) a share whose ballot is marked as withheld; (ii) a share otherwise present at the meeting but for which there is an abstention; and (iii) a share otherwise present at the meeting for which a shareholder gives no authority or direction. In a contested election, the directors shall be elected by the vote of a plurality of the votes cast.

(B) Contested Director Elections. For purposes of this Section 2.9, a “contested election” shall mean any election of directors in which the number of candidates for election as director exceeds the number of directors to be elected as of the later of the deadlines for the notice of director nominations for such meeting pursuant to Section 2.7 and Section 2.14 of this Article II.

(C) Other Matters. Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

Section 2.10 Inspectors of Elections; Opening and Closing the Polls. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the Chair of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging its duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspectors shall have the duties prescribed by law. The Chair of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

Section 2.11 Action Without Meeting. Only to the extent permitted under the Certificate of Incorporation, any action permitted or required to be taken at a meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing or by electronic transmission, setting forth the action so taken, shall be signed by or on behalf of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the state of incorporation, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. An electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed, and dated for the purposes of these Bylaws, provided that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine (A) that the electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (B) the date on which such stockholder or proxyholder or authorized person or persons transmitted such electronic transmission. Any consent by means of electronic transmission shall be deemed to have been signed on the date on which such electronic transmission was transmitted. No consent given by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book or books in which proceedings of meetings of stockholders are recorded. Delivery of a consent given by electronic transmission made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by electronic transmission may be otherwise delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book or books in which proceedings of meetings of stockholders are recorded if, to the extent, and in the manner provided by resolution of the Board of Directors of the Corporation. Any copy, facsimile, or other reliable reproduction of a consent in writing (or reproduction in paper form of a consent by electronic transmission) may be substituted or used in lieu of the original writing (or original reproduction in paper form of a consent by electronic transmission) for any and all purposes for which the original consent could be used, provided that such copy, facsimile, or other reproduction shall be a complete reproduction of the entire original writing (or original reproduction in paper form of a consent by electronic transmission). Prompt notice of the taking of corporate action without a meeting by less than a unanimous written consent shall be given by the Secretary to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of the holders to take the action were delivered to the Corporation.

Section 2.12 Effectiveness of Written Consent. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated written consent received in accordance with Section 2.11, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed in Section 2.11.

Section 2.13 Remote Meetings. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:

(A) participate in a meeting of stockholders; and

(B) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided, that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation. In the case of any annual meeting of stockholders or any special meeting of stockholders called upon order of the Board of Directors, the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communications as authorized by this Section 2.13.

Section 2.14 Proxy Access.

(A) Whenever the Board of Directors solicits proxies with respect to the election of directors of the Corporation at an annual meeting of stockholders, the Corporation shall include in the proxy statement distributed on behalf of the Board of Directors for such annual meeting the information specified below (the “Required Information”) with respect to (1) the Eligible Stockholder (as defined below) proposing to make a nomination for a director of the Corporation and who expressly elects at the time of providing the notice required by this Section 2.14 (the “Nomination Notice”) to have its nominee included in the Corporation’s proxy materials pursuant to this Section 2.14, (2) and the nominee to be nominated (an “Access Nominee”); provided that the Nomination Notice complies with the requirements of the Certificate of Incorporation, these Bylaws and all applicable laws and regulations. The Required Information shall be (x) all information concerning the Access Nominee and the Eligible Stockholder required to be disclosed in the Corporation’s proxy statement under the rules and regulations of the Exchange Act, these Bylaws, the Certificate of Incorporation and applicable law and (y) if the Eligible Stockholder so elects, a statement (the “Statement”) of not more than 500 words in support of the nomination that shall comply with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

(B) The Corporation shall not be required to provide access to the Corporation’s proxy materials with respect to any annual meeting of stockholders for more than the Maximum Number (as defined below) of Access Nominees. Any Eligible Stockholder submitting more than one Access Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 2.14 shall rank such Access Nominees based on the order that the Eligible Stockholder desires such Access Nominees to be selected for inclusion in the Corporation’s proxy statement in the event that the total number of Access Nominees submitted by Eligible Stockholders pursuant to this Section 2.14 exceeds the Maximum Number. If there are more than the Maximum Number of nominations for which access to the Corporation’s proxy materials has been sought in compliance with this Section 2.14, the highest ranking Access Nominee who meets the requirements of this Section 2.14 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of Common Stock of the Corporation each Eligible Stockholder disclosed as Owned (as defined below) in its respective Nomination Notice submitted to the Corporation. If the Maximum Number is not reached after the highest ranking Access Nominee who meets the requirements of this Section 2.14 from each Eligible Stockholder has been selected, this selection process will continue with the next highest ranked nominees as many times as necessary, following the same order each time, until the Maximum Number is reached. Following such determination, if any Access Nominee who satisfies the eligibility requirements in this Section 2.14 (1) thereafter withdraws from the election (or such Access Nominee’s nomination is withdrawn by the applicable Eligible Stockholder) or (2) is thereafter not submitted for director election for any reason (including the failure to comply with this Section 2.14) other than due to a failure by the Corporation to include such Access Nominee in the proxy materials in violation of this Section 2.14, no other nominee or nominees (other than any Access Nominee already determined to be included in the Corporation’s proxy materials who continues to satisfy the eligibility requirements of this Section 2.14) shall be included in the Corporation’s proxy materials or otherwise submitted for director election pursuant to this Section 2.14.

(C) In order for the Access Nominee to be eligible for election at the annual meeting of stockholders and the Required Information about such nominee of an Eligible Stockholder to be included in the Corporation’s proxy materials, the following requirements must be satisfied:

(1) The nomination must be made pursuant to a timely Nomination Notice to the Secretary of the Corporation. To be timely, the Nomination Notice shall be received by the Secretary at the principal executive offices of the Corporation not less than 120 days nor more than 150 days prior to the anniversary of the date the Corporation commenced mailing of its proxy materials (as stated in the Corporation’s proxy materials) in connection with the most recent annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting of stockholders is more than 30 days before or more than 60 days after the first anniversary date of the preceding year’s annual meeting of stockholders, the Nomination Notice, to be timely, must be so delivered not earlier than the close of business on the 180th day prior to the date of such annual meeting and not later than the close of business on the later of the 150th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 160 days prior to the date of such annual meeting, the 10th day following the day on which public announcement (as defined in Section 2.7 of these Bylaws) of the date of such meeting is first made by the Corporation. In no event shall any adjournment, rescheduling or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a Nomination Notice as described above. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this paragraph (C) of this Section 2.14 (other than such information and documents contemplated by this Section 2.14 to be provided after the date the Nomination Notice is provided) have been received by the Secretary of the Corporation. The Nomination Notice shall contain or be accompanied by the following, which shall be received by the Secretary within the time period specified in this Section 2.14 for providing the Nomination Notice:

a) the name and address of the Eligible Stockholder and, if applicable, each member of a group of persons constituting an Eligible Stockholder, and an express election to have its Access Nominee included in the Corporation’s proxy materials pursuant to this Section 2.14;

b) the Required Information;

c) a statement certifying the number of shares the Eligible Stockholder (and each member of a group of persons constituting the Eligible Stockholder) is deemed to Own and has owned continuously for three years prior to the date of the Nomination Notice for the purposes of this Section 2.14, which statement shall also be included in the Schedule 14N filed with the Securities and Exchange Commission;

d) to the extent that an Eligible Stockholder (or any member of a group of persons constituting an Eligible Stockholder) is not or has not been continuously the holder of record of the shares of Common Stock of the Corporation that are being used to satisfy the requisite Minimum Stock Ownership and Minimum Holding Period (each as defined below) requirements to establish its or their status as an Eligible Stockholder, (i) one or more written statements from the holder of record of the shares (and from each intermediary through which each such person derives, or during the Minimum Holding Period has derived, Ownership of such shares) verifying that, as of a date within seven (7) calendar days preceding the date of submission of such notice, each such person Owns such shares and has Owned at least Minimum Stock Ownership continuously for at least the Minimum Holding Period, and (ii) an agreement to provide, within five (5) business days after the record date for determining stockholders entitled to vote at the annual meeting of stockholders, written statements from the holder of record and intermediaries verifying the continuous ownership of the Eligible Stockholder (including each member of a group of persons constituting an Eligible Stockholder) of such shares through and including such record date;

e) a representation and undertaking by the Eligible Stockholder (including each member of a group of persons constituting an Eligible Stockholder) that it, its Access Nominee and each of its and its Access Nominee’s affiliates and associates:

i) intends to continue to Own shares satisfying the Minimum Stock Ownership through the conclusion of the annual meeting;

ii) has not nominated and will not nominate for election to the Board of Directors at the annual meeting of stockholders any individual other than its Access Nominee(s);

iii) has not engaged and will not engage in, and has not and will not be a “participant” (within the meaning of Instruction 3 to Item 4 of Schedule 14A under the Exchange Act or any successor rule) in, a “solicitation” (within the meaning of Rule 14a-1(l) under the Exchange Act or any successor rule) in support of the election of any individual as a director at the annual meeting of stockholders other than its named Access Nominee or a nominee of the Board of Directors; and

iv) will not distribute to any stockholder any form of proxy for the annual meeting of stockholders other than the form distributed by the Corporation;

f) a representation and undertaking by the Eligible Stockholder (including each member of a group of persons constituting an Eligible Stockholder) that it acquired the requisite number of shares qualifying the Eligible Stockholder to submit an Access Nominee in the ordinary course of business and that (x) at the time of giving its notice and (y) at all times until the election of directors at the annual meeting of stockholders, in each case neither it nor the Access Nominee nor any affiliates and associates of it or its Access Nominee Owns or shall Own, as applicable, any securities of the Corporation for the purpose, or with the effect, of changing or influencing the control of the Corporation, or in connection with or as a participant in any transaction having that purpose or effect, including any transaction referred to in Rule 13d-3(b) under the Exchange Act or any successor rule, other than solely by reason of seeking the election as a director of its named Access Nominee;

g) a representation and undertaking by the Eligible Stockholder (including each member of a group of persons constituting an Eligible Stockholder) that:

i) the Eligible Stockholder agrees to comply with all applicable laws and regulations with respect to any solicitation in connection with the annual meeting of stockholders or applicable to the filing and use, if any, of soliciting material;

ii) it will provide facts, statements and other information in all communications with the Corporation and its stockholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will promptly provide any other information reasonably requested by the Corporation, including, without limitation, to evidence or support any such facts, statements or other information; and

iii) it will file with the Securities and Exchange Commission any solicitation or other communication with the Corporation’s stockholders relating to the annual meeting of stockholders at which the Access Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available thereunder;

h) an undertaking by the Eligible Stockholder (including each member of a group of persons constituting an Eligible Stockholder) acknowledging its responsibility for the Required Information, all other information submitted to the Corporation pursuant to this Section 2.14 and all of its and its Access Nominee’s communications to stockholders in connection with the election of directors at the annual meeting of stockholders. In such undertaking, the Eligible Stockholder (including each member of a group of persons constituting an Eligible Stockholder) shall:

i) expressly assume all liability to which the Corporation or any of its affiliates, or any director, officer, employee or representative thereof, may be subject as a result of any legal or regulatory violation arising out of any such information or communication made available by or on behalf of the Eligible Stockholder or any of its affiliates or its Access Nominee to the Corporation or to any stockholder of the Corporation in connection with the election of directors at the annual meeting of stockholders; and

ii) agree to indemnify and hold harmless the Corporation and any of its affiliates, and any director, officer, employee or representative thereof, individually against any liability, loss or damage in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against any such person arising out of or based upon any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect the Access Nominee pursuant to this Section 2.14;

i) if the Nomination Notice is submitted by a group of persons that together constitute an Eligible Stockholder, an agreement executed by all members of such group (A) designating one group member that is authorized to act on behalf of all members of the group with respect to the nomination and any and all matters related thereto, including withdrawal of the nomination; and (B) acknowledging and agreeing that the undertaking, as well as the assumption of liability and indemnification obligations, set forth in paragraph (C)(1)(h) of this Section 2.14 shall apply to each member of such group on a joint and several basis;

j) a statement of whether or not the Eligible Stockholder (including each member of any group of persons constituting an Eligible Stockholder) intends to maintain the Minimum Stock Ownership for at least one year following the annual meeting (subject to any mandatory fund rebalancing required by such person’s preexisting governing instruments or written investment policies), which statement shall also be included in the Schedule 14N filed with the Securities Exchange Commission;

k) a copy of the Schedule 14N (or any successor form thereto) that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act (or any successor rule thereto);

l) consent of the Access Nominee to being named in the proxy statement and as a nominee, and to serving as a director and acting as a representative of all stockholders if elected, and all information, agreements and undertakings by each Access Nominee that would be required to be provided by a nominee who is nominated pursuant to Section 2.7 of these Bylaws, including, without limitation, the questionnaire, representation and agreement described in Section 2.8 of these Bylaws, and any other information reasonably requested by the Corporation, including, without limitation, to evidence or support any facts, statements or other information;

m) a representation and undertaking by the Access Nominee that such nominee (i) is and will continue to be Independent (as defined below), (ii) is not a Disqualified Repeat Nominee (as defined below), and (iii) is not, and continues not to be, a Disqualified Person (as defined below) and (iv) does not, and continues not to, fail (A) to be a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), or (B) to be an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision);

n) the details of any position of the Access Nominee as an officer or director of any competitor (that does not result in such Access Nominee to become a Disqualified Person) or significant supplier or customer of the Corporation within the three years preceding the submission of the Nomination Notice; and

o) any other information, representations and agreements that are the same as those that would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 2.7 of these Bylaws.

p) The Access Nominee shall meet and shall continue to meet the criteria set forth in paragraph (C)(1)(m) of this Section 2.14.

(2) Neither the Access Nominee nor the applicable Eligible Stockholder (including none of the members of any group of persons constituting an Eligible Stockholder) shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof.

(3) Each of the Access Nominee and the applicable Eligible Stockholder (including each member of any group of persons constituting an Eligible Stockholder) shall not have failed to comply with its agreements, representations, undertakings and other obligations pursuant to these Bylaws, including, but not limited to, this Section 2.14.

(4) The information and documents required by this paragraph (C) of this Section 2.14 shall be (i) provided with respect to and executed by each Eligible Stockholder or, in the case of an Eligible Stockholder comprised of a group of persons, each member in that group; and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of an Eligible Stockholder or, in the case of an Eligible Stockholder comprised of a group of persons, each member in that group. A breach of any obligation, agreement or representation in or pursuant to this Section 2.14 by any member of such group or any Access Nominee shall be deemed a breach by the Eligible Stockholder.

(5) The Secretary has not received, and does not receive, a notice that a stockholder intends to nominate a person for election to the Board of Directors in accordance with Section 2.7 of these Bylaws, whether or not subsequently withdrawn or made the subject of a settlement with the Corporation, and whether or not any person is engaging in a “solicitation,” within the meaning of Rule 14a-1(l) under the Exchange Act or any successor rule, in support of the election of such nominee as a director at the applicable annual meeting of stockholders.

(D) Notwithstanding anything to the contrary herein, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes (1) is untrue in any material respect (or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading), (2) would violate any applicable law, regulation or listing standard, or (3) directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to any person.

(E) The Eligible Stockholder and its Access Nominee shall each provide to the Corporation prompt written notice of:

(1) any material error recognized by the Eligible Stockholder or its Access Nominee in, or any change in circumstances that makes incorrect or misleading in any material respect (collectively, an “error”), the information previously provided by the Eligible Stockholder or its nominee in the Nomination Notice or otherwise provided to the Corporation or to its stockholders in connection with the nomination, and the information that is required to correct any such error (it being understood that providing any such notification shall not be deemed to cure any such error or limit the remedies (including, without limitation, under these Bylaws) available to the Corporation relating to any such error); or

(2) any material change in its Ownership of Common Stock of the Corporation occurring since the date as of which the Eligible Stockholder reported its Ownership in its notice provided for in this Section 2.14 and before the election of directors at the annual meeting; provided, without limiting the generality of the foregoing, that any failure to satisfy the Minimum Stock Ownership requirement shall constitute a material change.

(F) If the Board of Directors nominates an Access Nominee as part of the Board of Director’s slate of nominees, the notice provided pursuant to this Section 2.14 will be deemed withdrawn and the former Access Nominee shall be presented to the stockholders at the annual meeting in the same manner as any other nominee of the Board of Directors, except that the Access Nominee shall be considered a director for whom access to the Corporation’s proxy materials was provided for all purposes of these Bylaws, including the determination of the Maximum Number of Access Nominees.

(G) If, after the deadline for submitting a Nomination Notice as set forth in paragraph (C)(1) of this Section 2.14, (1) an Eligible Stockholder becomes ineligible to nominate a director for inclusion in the Corporation’s proxy materials pursuant to this Section 2.14 or withdraws such nomination, or (2) an Access Nominee withdraws from or becomes unwilling, ineligible or unavailable for election at the meeting or to serve on the Board of Directors for any reason or to be named in the Corporation’s proxy materials pursuant to this Section 2.14, in each case whether before or after the mailing of a definitive proxy statement, including for the failure to comply with any provision of these Bylaws (provided that in no event shall any such ineligibility, withdrawal, unwillingness or unavailability commence a new time period (or extend any time period) for the giving of a Nomination Notice), then the nomination of any Access Nominee by a person described in clause (1), and of any Access Nominee described in clause (2), shall be disregarded, and the Corporation (x) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Access Nominee or any successor or replacement nominee and (y) may otherwise communicate to stockholders, including by amending or supplementing its proxy statement or ballot or form of proxy, that any such Access Nominee will not be included as a nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting. No other nominee may be substituted by the Eligible Stockholder that nominated any such Access Nominee.

(H) Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Chair of the meeting shall, if the facts warrant, determine and declare that (1) a nomination was not made in accordance with the procedures prescribed by this Section 2.14, (2) an Access Nominee is ineligible to be named in the Corporation’s proxy materials pursuant to this Section 2.14 or to be considered for election at the meeting, or (3) an Access Nominee and/or the applicable Eligible Stockholder shall have breached its or their representations, undertakings, agreements or obligations under or pursuant to this Section 2.14, and in each such case, the Chair of the meeting shall so declare at the meeting and the nomination shall be disregarded notwithstanding that proxies in respect of the nomination of the relevant Access Nominee may have been received by the Corporation.

(I) If the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting of stockholders to present any nomination pursuant to this Section 2.14, then the Chair of the meeting shall so declare at the meeting and such nomination shall be disregarded, notwithstanding that proxies in respect of the nomination of the relevant Access Nominee may have been received by the Corporation. In order to be considered a qualified representative of the Eligible Stockholder (or in the case of a group of persons that together constitute an Eligible Stockholder, a qualified representative of the member of the group authorized to act for such group pursuant to paragraph (C)(1)(i) of this Section 2.14 (the “lead member”)) for purposes of this Section 2.14, a person must be a duly authorized officer, manager or partner of such Eligible Stockholder or lead member, as applicable, or must be authorized by a writing executed by such Eligible Stockholder or lead member, as applicable, or an electronic transmission delivered by such Eligible Stockholder or lead member, as applicable, to act for such Eligible Stockholder or lead member, as applicable, as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(J) This Section 2.14 shall be the exclusive method for stockholders or Eligible Stockholders to include nominees for director in the Corporation’s proxy materials. Notwithstanding anything to the contrary contained in this Section 2.14, the Corporation may solicit against, and include in the proxy statement and any supplemental proxy materials its own statements relating to, any Access Nominee.

(K) Solely for purposes of this Section 2.14, the following definitions shall apply:

(1) “Affiliate” and “associate” shall have the meanings ascribed to them under the rules and regulations promulgated pursuant to the Exchange Act.

(2) A “Disqualified Person” means a nominee (a) whose election as a member of the Board of Directors, or inclusion of such nominee in the Corporation’s proxy materials, would cause the Corporation to be in violation of these Bylaws, its Certificate of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the Common Stock of the Corporation is traded, or any applicable state or federal law, rule or regulation; (b) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914; (c) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years; or (d) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(3) A “Disqualified Repeat Nominee” in respect of an annual meeting of stockholders shall mean an individual as to whom access to the Corporation’s proxy materials was provided pursuant to this Section 2.14 for either of the two most recent annual meetings of stockholders and (a) who withdrew from or became unwilling, ineligible or unavailable for election at the meeting or to serve on the Board of Directors for any reason or (b) received at such meeting votes in favor of such individual’s election representing less than 25% of the total votes cast with respect to such individual’s election. For the avoidance of doubt this paragraph (K)(3) of this Section 2.14 shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to and in accordance with Section 2.7 of these Bylaws.

(4) An “Eligible Stockholder” shall mean a person (or a group of not more than twenty (20) persons formed for the purpose of seeking access pursuant to this Section 2.14; provided that a group of funds that are (a) under common management and investment control, (b) under common management and funded primarily by the same employer, or (c) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one person for this purpose if the Eligible Stockholder provides, no later than the deadline for submitting the Nomination Notice pursuant to paragraph (C)(1) of this Section 2.14, documentation reasonably satisfactory to the Corporation to evidence the same) who or which has continuously Owned (as defined below) 3% or more of the outstanding shares of Common Stock of the Corporation as of the most recent date for which such number is disclosed by the Corporation in any filing by the Corporation with the Securities and Exchange Commission prior to submission of the Nomination Notice (the “Minimum Stock Ownership”) continuously for a minimum of three full years prior to and as of the date of giving of the Nomination Notice (the “Minimum Holding Period”) and continue(s) to Own at least the same amount of securities so owned by such person or group of persons through the date of the annual meeting of stockholders.

For purposes of this Section 2.14, persons who jointly nominate an individual for election as a director shall be considered an Eligible Stockholder only if they have agreed in writing to so act, are so identified in the Nomination Notice and the information and the undertakings required by this Section 2.14 for an Eligible Stockholder are provided by and with respect to each such person (including each individual fund). For the avoidance of doubt, for purposes of determining if persons who claim jointly to satisfy the Minimum Stock Ownership and Minimum Holding Period requirements for an Eligible Stockholder, only the Common Stock of the Corporation Owned by any member of a group continuously for at least three full years shall be aggregated with the Common Stock of the Corporation Owned continuously for three years by each other person acting jointly to constitute an Eligible Stockholder. A record holder acting on behalf of a beneficial owner will not be counted separately as a stockholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately as a member of such group, subject to the other provisions of this Section 2.14. No person may be a member of more than one group of persons constituting an Eligible Stockholder with respect to any annual meeting of stockholders and if any person appears as a member of more than one group, then it shall be deemed to be a member of the group that has the largest amount of shares of Common Stock of the Corporation disclosed as owned in the Nomination Notice.

(5) “Independent” with respect to an Access Nominee shall mean that the nominee would be considered an independent director in accordance with the listing standards of the principal U.S. exchange upon which the Common Stock of the Corporation trades, any applicable rules of the Securities and Exchange Commission and any publicly disclosed additional standards used by the Board of Directors or a duly authorized committee thereof in determining and disclosing the independence of the Corporation’s directors in accordance with the rules of the Securities and Exchange Commission, such principal U.S. exchange or otherwise.

(6) The “Maximum Number” of Access Nominees for an annual meeting of stockholders shall be that number of directors constituting the greater of (a) two or (b) 20% of the total number of directors in office as of the deadline for submitting a Nomination Notice as set forth in paragraph (C)(1) of this Section 2.14 (rounded down to the nearest whole number); provided, however, that for so long as the Board of Directors is divided into classes, in no case shall the number of nominees appearing in the Corporation’s proxy materials pursuant to this Section 2.14 for any annual meeting exceed one-half (1/2) of the number of directors to be elected at such annual meeting. In the event that one or more vacancies for any reason occurs after such date but before the date of the annual meeting of stockholders and the size of the Board of Directors is reduced in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced. The Maximum Number shall be reduced by any of the following, whether occurring before or after the deadline for submitting a Nomination Notice:

a) any person who is or will be nominated by the Board of Directors pursuant to paragraph (F) of this Section 2.14;

b) the number of directors in office on such date for whom access to the Corporation’s proxy materials was provided pursuant to this Section 2.14 with respect to either of the three most recent annual meetings of stockholders and whose reelection at the annual meeting is being recommended by the Board of Directors;

c) any person who is nominated by an Eligible Stockholder pursuant to this Section 2.14 but whose nomination is subsequently withdrawn or who becomes unwilling, ineligible or unavailable for election at the meeting, to serve as a director for any reason or to be named in the Corporation’s proxy materials pursuant to this Section 2.14; and

d) any person who is or will be nominated by the Board of Directors pursuant to an agreement, understanding or arrangement with one or more stockholders or group of stockholders (other than any agreement, understanding or arrangement entered into in connection with an acquisition of shares of capital stock of the Corporation, by such stockholder or group of stockholders, from the Corporation).

(7) “Ownership” (and its correlative terms “Owned,” “Owning” and other variations of the word “Own”), when used to describe the nature of a person’s ownership of Common Stock of the Corporation, shall mean those outstanding shares of Common Stock of the Corporation as to which the person in question possesses (a) the full unhedged power to vote or direct the voting of such shares, (b) the full unhedged economic incidents of ownership of such shares (including the full right to profits and the full risk of loss), and (c) the full unhedged power to dispose of or direct the disposition of such shares; provided that the number of shares calculated in accordance with clauses (a), (b) and (c) shall not include any shares (i) sold by such person or any of its affiliates in any transaction that has not been settled or closed, including any short sale, or purchased by such person or any of its affiliates but the purchase has not settled or closed, (ii) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (iii) subject to any contract, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such person, which has, or is intended to have, or if exercised would have, the purpose or effect of (A) reducing in any manner, to any extent or at any time in the future, such person’s or affiliates’ full rights to vote or direct the voting and full rights to dispose or direct the disposition of any of such shares, and/or (B) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such person or affiliate. A person shall “Own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s Ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the person. A person’s Ownership of shares shall be deemed to continue during any period in which the person has loaned such shares, provided, that the person has the power to recall such loaned shares on five (5) business days’ notice, and recalls such shares promptly upon being notified by the Corporation that the applicable Access Nominee will be included in the proxy materials.

Article III

BOARD OF DIRECTORS

Section 3.1 General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

Section 3.2 Number, Tenure and Qualifications. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director. Except as otherwise expressly provided in the Certificate of Incorporation or with respect to directors elected by the holders of any series of Preferred Stock under specified circumstances, all directors shall be elected to hold office for a term of office to expire at the next annual meeting of stockholders. Notwithstanding anything to the contrary in the foregoing, the term of each director shall continue until the election and qualification of such director’s successor and be subject to such director’s earlier death, resignation or removal.

Section 3.3 Regular Meetings. The Board of Directors may, by resolution, provide the time and place for the holding of regular meetings without other notice than such resolution.

Section 3.4 Special Meetings. Subject to the notice requirements in Section 3.5, special meetings of the Board of Directors shall be called at the request of the Chair of the Board or a majority of the Board of Directors then in office. Only the person or persons authorized to call special meetings of the Board of Directors may fix the place, time and agenda for such meetings.

Section 3.5 Notice. Notice of any special meeting of directors shall be given to each director at such director’s business or residence in writing by hand delivery, first-class or overnight mail or courier service, facsimile or other means of electronic transmission, or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by overnight mail or courier service, such notice shall be deemed adequately delivered when the notice is delivered to the overnight mail or courier service company at least twenty-four (24) hours before such meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances to be confirmed by courtesy telephone call to the directors not calling the meeting. If by facsimile, electronic transmission, telephone or hand delivery, such notice shall be deemed adequately delivered when the notice is transmitted or given at least twelve (12) hours before such meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances to be confirmed by courtesy telephone call to the directors not calling the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws, as provided under Section 8.1. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 6.4 of these Bylaws.

Section 3.6 Action by Consent of Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.7 Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 3.8 Quorum. A majority of the members of the Whole Board shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting without further notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation or these Bylaws shall require the vote of a greater number. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum. this Bylaw may not be amended, modified or repealed without the approval of no less than two-thirds of the Whole board, or the affirmative vote of no less than two-thirds of the stockholders entitled to vote thereon at an annual or special meeting of stockholders at which such action is proposed.

Section 3.9 Vacancies. Subject to applicable law, the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director’s successor shall have been duly elected and qualified.

Section 3.10 Executive and Other Committees. The Board of Directors may, by resolution adopted by a majority of the Whole Board, designate an Executive Committee to exercise, subject to applicable provisions of law, all the powers of the Board in the management of the business and affairs of the Corporation when the Board is not in session, including without limitation the power to declare dividends, to authorize the issuance of the Corporation’s capital stock and to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware, and may, by resolution similarly adopted, designate one or more other committees. The Executive Committee and each such other committee shall consist of two (2) or more directors of the Corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, other than the Executive Committee (the powers of which are expressly provided for herein), may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board when required. Unless expressly provided herein or otherwise prohibited by law, any action required or permitted to be taken by the Board of Directors may be taken by a duly authorized committee thereof.

A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.5 of these Bylaws. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board.

Section 3.11 Records. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

Article IV

OFFICERS

Section 4.1 Officers. The elected officers of the Corporation shall be a Chair of the Board, a Chief Executive Officer, one or more Presidents, a Chief Financial Officer, a Treasurer and a Secretary, all of whom shall be elected by the Board of Directors and shall hold office until their successors are duly elected and qualified. The Chair of the Board shall be chosen from among the directors. All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. In addition, the Board or any committee thereof may from time to time elect, or the Chief Executive Officer may appoint, such other officers (including one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, and Assistant Controllers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Any number of offices may be held by the same person. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board or such committee or by the Chief Executive Officer, as the case may be.

Section 4.2 Election and Term of Office. The elected officers of the Corporation shall be elected by the Board of Directors and shall hold office until such officer’s successor shall have been duly elected and qualified or until such officer’s death, resignation or removal.

Section 4.3 Chair of the Board. The Chair of the Board shall preside at all meetings of the Board of Directors and shall have and perform such other duties as may be assigned to the Chair of the Board by the Board of Directors.

Section 4.4 Chief Executive Officer. The Chief Executive Officer of the Corporation shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. The Chief Executive Officer shall preside at all meetings of the stockholders and, in the absence of the Chair of the Board, at all meetings of the Board of Directors. Unless there shall have been elected one or more Presidents of the Corporation, the Chief Executive Officer shall be the President of the Corporation.

Section 4.5 President. Each President shall have such general powers and duties of supervision and management as shall be assigned to such President by the Board of Directors.

Section 4.6 Vice-Presidents. Each Vice President, if any, shall have such powers and shall perform such duties as shall be assigned to such Vice President by the Board of Directors or the Chief Executive Officer.

Section 4.7 Chief Financial Officer. The Chief Financial Officer shall have the custody of the Corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chair of the Board, or a President, taking proper vouchers for such disbursements. The Chief Financial Officer shall render to the Chair of the Board, each President and the Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all the Chief Financial Officer’s transactions as Chief Financial Officer and of the financial condition of the Corporation. If required by the Board of Directors, the Chief Financial Officer shall give the Corporation a bond for the faithful discharge of the Chief Financial Officer’s duties in such amount and with such surety as the Board of Directors shall prescribe. The Chief Executive Officer may direct the Treasurer to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and the Treasurer shall perform other duties commonly incident to the office of Treasurer and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.

Section 4.8 Secretary. The Secretary shall keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders; the Secretary shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; the Secretary shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal; and the Secretary shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, the Secretary shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned the Secretary by the Board of Directors, the Chair of the Board, the Chief Executive Officer or a President.

Section 4.9 Removal. Any officer elected, or agent appointed, by the Board of Directors may be removed by the affirmative vote of a majority of the Whole Board whenever, in their judgment, the best interests of the Corporation would be served thereby. Any officer or agent appointed by the Chief Executive Officer may be removed by the Chief Executive Officer whenever, in the Chief Executive Officer's judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of such officer’s successor or such officer’s death, resignation or removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

Section 4.10 Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation, or removal may be filled by the Board of Directors. Any vacancy in an office appointed by the Chief Executive Officer because of death, resignation, or removal may be filled by the Chief Executive Officer.

Article V

STOCK CERTIFICATES AND TRANSFERS

Section 5.1 Certificated and Uncertificated Stock; Transfers. The interest of each stockholder of the Corporation may be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe or be uncertificated.

The shares of the stock of the Corporation shall be transferred on the books of the Corporation, in the case of certificated shares of stock, by the holder thereof in person or by his attorney duly authorized in writing, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require; and, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney duly authorized in writing, and upon compliance with appropriate procedures for transferring shares in uncertificated form. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile or electronic transmission. In case any officer, transfer agent or registrar who has signed or whose facsimile or electronic signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such signatory were such officer, transfer agent or registrar at the date of issue.

Notwithstanding anything to the contrary in these Bylaws, at all times that the Corporation’s stock is listed on a stock exchange, the shares of the stock of the Corporation shall comply with all direct registration system eligibility requirements established by such exchange, including any requirement that shares of the Corporation’s stock be eligible for issue in book-entry form. All issuances and transfers of shares of the Corporation’s stock shall be entered on the books of the Corporation with all information necessary to comply with such direct registration system eligibility requirements, including the name and address of the person to whom the shares of stock are issued, the number of shares of stock issued and the date of issue. The Board of Directors shall have the power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of shares of stock of the Corporation in both the certificated and uncertificated form.

Section 5.2 Lost, Stolen or Destroyed Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any financial officer may in its discretion require.

Section 5.3 Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 5.4 Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

Article VI

MISCELLANEOUS PROVISIONS

Section 6.1 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 6.2 Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

Section 6.3 Seal. The corporate seal shall be in such form as shall be determined by resolution of the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise imprinted upon the subject document or paper.

Section 6.4 Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the General Corporation Law of the State of Delaware or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.

Section 6.5 Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be done annually.

Section 6.6 Resignations. Any director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chair of the Board, the Chief Executive Officer or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chair of the Board, the Chief Executive Officer or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

Section 6.7 Construction. The Board (and any other person or body authorized by the Board of Directors or these bylaws) shall have the power and authority to interpret these Bylaws and to make any and all determinations necessary or advisable to apply these Bylaws to any persons, facts or circumstances, including the power to determine (i) whether a person or group of persons qualifies as an Eligible Stockholder; (ii) whether the outstanding shares of the Corporation’s common stock are “Owned” for purposes of meeting the ownership requirements of Section 2.2 or Section 2.14 of these Bylaws; (iii) whether any and all requirements of Section 2.2, Section 2.7, Section 2.8 or Section 2.14 or any other provisions of these Bylaws have been satisfied, including with respect to a nomination or proposal pursuant to Section 2.2 or Section 2.7 or a Nomination Notice; (iv) whether a person satisfies the qualifications and requirements to be a nominee under Section 2.2, Section 2.7 and 2.8 or an Access Nominee under Section 2.14; and (v) whether inclusion of the Required Information in the Corporation’s proxy statement pursuant to Section 2.14 is consistent with the Certificate of Incorporation, these Bylaws and all applicable laws and regulations. Any such interpretation or determination adopted in good faith by the Board (or any other person or body authorized by the Board or these bylaws) shall be final and conclusive and binding on all persons, including the Corporation and its stockholders and beneficial owners of capital stock of the Corporation.

Article VII

CONTRACTS, PROXIES, ETC.

Section 7.1 Contracts. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. The Chair of the Board, the Chief Executive Officer, each President, the Chief Financial Officer or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors or the Chair of the Board, the Chief Executive Officer, each President, the Chief Financial Officer or any Vice President of the Corporation may delegate contractual powers to others under such officer’s jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 7.2 Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the Chair of the Board, the Chief Executive Officer, each President, the Chief Financial Officer or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as such person may deem necessary or proper in the premises.

Article VIII

AMENDMENTS

Section 8.1 Amendments. These Bylaws may be altered, amended, or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board of Directors, in a notice given not less than two (2) days prior to the meeting.

Article IX

FORUM SELECTION

Section 9.1 Exclusive Forum.

(A) Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (1) any derivative action, suit or proceeding brought on behalf of the Corporation, (2) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (3) any action, suit or proceeding asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (4) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine, in each such case subject to such Court of Chancery of the State of Delaware having personal jurisdiction over the indispensable parties named as defendants therein.

(B) Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, including all causes of actions asserted against any defendant to such complaint.

(C) Any person or entity purchasing or otherwise acquiring any interest in any share of capital stock of the Corporation shall be deemed to have notice of and consent to the provisions of this Article IX. This Article IX is intended to benefit and may be enforced by the Corporation, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. Notwithstanding the foregoing, the provisions of this Article IX shall not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

(D) Any person or entity purchasing or otherwise acquiring any interest in any share of capital stock of the Corporation shall be deemed to have notice of and consent to the provisions of this Article IX.

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